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                     DISTRIBUTION AGREEMENT

                 Fiduciary Management Associates
                 1345 Avenue of the Americas New
                      York, New York  10105


                                            July 22, 1992


Alliance Fund Distributors, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         This is to confirm that, in consideration of the mutual

agreements herein contained and on the terms and conditions set forth herein, we have agreed that you shall be, for the period of this agreement, a distributor, as our agent, for the unsold

portion of such number of our shares of beneficial interest ($.01 par value) as may from time to time be effectively registered under the Securities Act of 1933, as amended (hereinafter

referred to as the "Act").

         1.   We hereby agree to offer through you as our agent,

and to solicit, through you as our agent, offers to subscribe to the unsold balance of shares as shall then be effectively

registered under the Act, and you are appointed our agent for such purpose. All subscriptions for. our shares obtained by you shall be directed to us for acceptance and shall not be binding on us until accepted by us. You shall have no authority to make binding subscriptions on our behalf. We reserve the right to sell our shares through other distributors or directly to investors




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through subscriptions received by us at our principal office in

New York, New York. The right given to you under this agreement shall not apply to shares issued in connection with (a) the

merger or consolidation of any other investment company with us,

(b) our acquisition by purchase or otherwise of all or

substantially all of the assets or stock of any other investment company or (c) the reinvestment in our shares by our stockholders of dividends or other distributions or any other offering of shares to our stockholders.

         2. You will use your best efforts to obtain

subscriptions to our shares upon the terms and conditions

contained herein and in the then current Prospectus and Statement of Additional Information, including the offering price. You will send to us promptly all subscriptions placed with you. We shall advise you of the approximate net asset value per share or net asset value per share (as used in the Prospectus and Statement of

Additional Information) on any date requested by you and at such other times as it shall have been determined by us. We shall furnish you from time to time, for use in connection with the offering of our shares, such other information with respect to us and our shares as you may reasonably request. We shall supply you with such copies of our current Prospectus and Statement of

Additional Information in effect from time to time as you may request. You are not authorized to give any information or to make any representations, other than those contained in the




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Registration Statement or Prospectus and Statement of Additional

Information, as then in effect, filed under the Act covering our shares or which we may authorize in writing. You may use

employees and agents at your cost and expenses to assist you in carrying out your obligations hereunder but no such employee or agent shall be deemed to be our agent or have any rights under this agreement.

         3.   We reserve the right to suspend the offering of our

shares at any time, in the absolute discretion of our Trustees,

and upon notice of such suspension you shall cease to offer our shares hereunder.

         4.   Both of us will cooperate with each other in taking

such action as may be necessary to qualify our shares for sale under the securities laws of such states as we may designate,

provided, that, you shall not be required to register as a

broker-dealer or file a consent to service of process in any such state. Pursuant to our Advisory Agreement dated July 22, 1992 with Alliance Capital Management L.P., we will pay all fees and expenses of registering our Shares under the Act and of

qualification of our shares and our qualification under

applicable state securities laws. You shall pay all expenses relating to your broker-dealer qualification.

         5.   We represent to you that our Registration

Statement, Prospectus and Statement of Additional Information (as

in effect from time to time) under the Act have been or will be,




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as the case may be, carefully prepared in conformity with the requirements of the Act and the rules and regulations of the

Securities and Exchange Commission thereunder. We represent and warrant to you that our Registration Statement, Prospectus and

Statement of Additional Information contain or will contain all statements required to be stated therein in accordance with the

Act and the rules and regulations of said commission, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the

effective date as the case may be; that neither our Registration

Statement nor our Prospectus and Statement of Additional

Information, when it shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or

necessary to make the statements therein not misleading to a purchaser of our shares. We will from time to time file such amendment or amendments to our Registration Statement, Prospectus and Statement of Additional Information as, in the light of

future developments, shall, in the opinion of our counsel, be necessary in order to have our Registration Statement, Prospectus and Statement of Additional Information at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of our

shares, but, if we shall not file such amendment or amendments within fifteen days after receipt by us of a written request from




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you to do so, you may, at your option, terminate this agreement immediately. We shall not file any amendment to our Registration

Statement or Prospectus and Statement of Additional Information

without giving you reasonable notice thereof in advance;

provided, however, that nothing contained in this agreement shall in any way limit our right to file at any time such amendments to our Registration Statement or Prospectus and Statement of

Additional Information, of whatever character, as we may deem advisable, such right being in all respects absolute and

unconditional. We represent and warrant to you that any amendment to our Registration Statement or Prospectus and Statement of

Additional Information hereafter filed by us will, when it

becomes effective, contain all statements required to be stated

therein in accordance with the Act and the rules and regulations of said Commission, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will

include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make statements therein not misleading to a purchaser of our shares.

         6. We agree to indemnify, defend and hold you, and any

person who controls you within the meaning of Section 15 of the

Act, free and harmless from and against any and all claims,

demands, liabilities and expenses (including the cost of




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investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our Registration

Statement or Prospectus and Statement of Additional Information

in effect from time to time under the Act or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the

statements in either thereof not misleading; provided, however,

that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the

performance of your duties, or by reason of your reckless

disregard of your obligations and duties under this agreement.

Our agreement to indemnify you and any such controlling person as aforesaid is expressly conditioned upon our being notified of any action brought against you or any such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in New York, New York, and sent to us by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure so to notify us of any such action shall not relieve us from any liability which we may have to the person




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against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of our indemnity agreement contained in this paragraph 6. We will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by us and approved by you. In the event we do elect to assume the

defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Our

indemnification agreement contained in this paragraph 6 and our representations and warranties in this agreement shall remain operative and in full force and effect regardless of any

investigation made by or on behalf of you or any controlling person and shall survive the sale of any of our shares made

pursuant to subscriptions obtained by you. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and assigns, and to the benefit of any

controlling persons and their successors and assigns. We agree promptly to notify you of the commencement of any litigation or






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proceeding against us in connection with the issue and sale of any of our shares.

         7. You agree to indemnify, defend and hold us, our

several officers and trustees, and any person who controls us within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we, our officers or

trustees, or any such controlling person may incur under the Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by us, our officers or

trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our Registration Statement or

Prospectus and Statement of Additional Information in effect from time to time under the Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration

Statement or Prospectus and Statement of Additional Information

or necessary to make such information not misleading. Your

agreement to indemnify us, our officers and trustees, and any such controlling person as aforesaid is expressly conditioned upon your being notified of any action brought against us, our




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officers or trustees or any such controlling person, such

notification to be given by letter or telegram addressed to you at your principal office in New York, New York, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you and we, our officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of such action. The failure to so notify you of any such action shall not relieve you from any liability which you may have to us, to our officers or trustees, or to such controlling person by reason of any such untrue statement or omission on your part otherwise than on account of your indemnity agreement

contained in this paragraph 7.

    8.   We agree to advise you immediately:

         (a)  of any request by the Securities and Exchange

Commission for amendments to our Registration Statement or

Prospectus and Statement of Additional Information or for

additional information,

         (b)  in the event of the issuance by the Securities and

Exchange Commission of any stop order suspending the

effectiveness of our Registration Statement or Prospectus and




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Statement of Additional Information or the initiation of any proceedings for that purpose,

         (c)  of the happening of any material event which makes

untrue any statement made in our Registration Statement or

Prospectus and Statement of Additional Information or which

requires the making of a change in either thereof in order to make the statements therein not misleading, and

         (d)  of all action of the Securities and Exchange

Commission with respect to any amendments to our Registration

Statement or Prospectus and Statement of Additional Information

which may from time to time be filed with the Securities and

Exchange commission under the Act.

         9.   This agreement shall become effective as of

July 22, 1992 and shall remain in effect until September 30, 1992 and thereafter automatically for successive twelve-month periods

(computed from each October 1) provided that such continuance is specifically approved at least annually by a vote of a majority of outstanding voting securities, as defined in the Investment

Company Act of 1940, or by our Trustees and in either case by a majority of our trustees who are not parties to this agreement or interested persons, as defined in the Investment Company Act of

1940, of any such party. This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our entire Board of Trustees, on sixty




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days, written notice to you, or by you, on sixty days' written notice to us.

         10.  This agreement may not be transferred, assigned,

sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms

"transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations

promulgated by the Securities and Exchange Commission thereunder.

         11.  Except to the extent necessary to perform your

obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers,

directors or employees who may also be a trustee, officer or employee of ours, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm,

individual or association.

         If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.

                        Very truly yours,

                        FIDUCIARY MANAGEMENT ASSOCIATES


                           /s/ Paul H. Jenkel
                        By______________________________


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                           Paul H. Jenkel
                           Executive Vice President

Accepted as of the date first set
forth above

ALLIANCE FUND DISTRIBUTORS, INC.

    /s/ Robert Errico
By___________________________
    Robert Errico
    President









































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